Exhibit 10.7
Effective as of 1/1/17

SUMMARY OF ANNUAL NON-MANAGEMENT DIRECTOR COMPENSATION

I.    Board Members (Other than the Chairman)

A.	Annual Cash Compensation

Annual Cash Retainer:	$125,000

Additional Cash Retainer for Chairman of Audit Committee:	$25,000

Additional Cash Retainer for Chairs of Compensation Committee, Nominating and Corporate Governance Committee, Science and Technology Committee and Strategy and Finance Committee:	$15,000

B.	Equity Compensation

Annual equity grants are made upon the recommendation of the Compensation Committee.

II.	Chairman of the Board

A.	Annual Cash Compensation

Annual Cash Retainer:	$295,000

B.	Equity Compensation

Annual equity grants are made upon the recommendation of the Compensation Committee.

III.	Travel Expenses

Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings.

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